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                                                                 EXHIBIT 1.1




                                2,700,000 SHARES

                                EQUITY INNS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                March 1, 2005

A.G. Edwards & Sons, Inc.
Calyon Securities (USA) Inc.
As Representatives of the Several Underwriters
         c/o A.G. Edwards & Sons, Inc.,
         One North Jefferson Avenue
         St. Louis, Missouri 63103

Ladies and Gentlemen:

         Equity Inns, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell an aggregate OF 2,700,000 shares (the "Firm Shares") of its Common Stock, $.01 par value per share (the "Common Stock"), to the several Underwriters named in Schedule A-1 hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in
Section 2 hereof, up to an additional 405,000 shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         Upon consummation of the transactions contemplated hereby and application of the net proceeds from the sale of the Firm Shares, the Company, through its wholly-owned subsidiary, Equity Inns Trust, a Maryland real estate investment trust (the "Trust"), will own an approximate 97.4% partnership interest in Equity Inns Partnership, L.P., a Tennessee limited partnership (the "Partnership"), and will own 100% of the Series B Preferred Units (as defined herein) of the Partnership. The Company, through the Partnership and its other subsidiaries, currently owns 109 hotels (the "Hotels"). Other capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Registration Statement (as defined herein).

         The Company wishes to confirm as follows its agreement with the Underwriters in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder

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(collectively, the "Act"), a registration statement on Form S-3 (Registration
No. 333-117421) under the Act, including a prospectus relating to the Company's common stock, $.01 par value per share, and preferred stock, $.01 par value per share, and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become effective under the Act. The Company also has filed, or proposes to file, with the Commission pursuant to Rule 424(b) under the Act, a prospectus supplement specifically relating to the Shares.

         The term "Registration Statement" as used in this Agreement means the registration statement on Form S-3 (Registration No. 333-117421) (including all financial schedules and exhibits), as amended by Post-Effective Amendment No. 3 thereto at the time such Post-Effective Amendment became effective, as supplemented or amended prior to the execution of this Agreement, including all information (if any) deemed to be a part of such registration at the time it became effective pursuant to Rule 430A under the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the registration statement as amended by said post-effective amendment. The term "Prospectus" as used in this Agreement means the base prospectus in the form included in the Registration Statement at the time it was declared effective (the "Base Prospectus") together with the prospectus supplement relating to the offering of the Shares dated the date hereof in the form first filed with the Commission on or after the date hereof pursuant to Rule 424(b) under the Act. Any reference in this Agreement to the registration statement, the Registration Statement, the Base Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which are incorporated by reference in the Registration Statement, the Prospectus, or any amendment or supplement thereto during the period the Prospectus is required to be delivered in connection with the sale of the Shares by the Underwriters or any dealer.

         2. Agreements to Sell and Purchase. The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company, the Trust and the Partnership contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $10.637 per Share (the "Purchase Price Per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A-1 hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).



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

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company, the Trust and the Partnership contained in this Agreement and subject to all the terms and conditions set forth in this Agreement, the Underwriters shall have the right to purchase from the Company, at the Purchase Price Per Share, pursuant to an option (the "Over-allotment Option") which may be exercised at any time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange (the "NYSE") is open for trading), up to an aggregate of 405,000 Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the Over-allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as the Underwriters may determine in order to avoid fractional shares) which bears the same proportions to the number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A-1 hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         3. Terms of Public Offering. The Company has been advised by the Underwriters that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Underwriters' judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of King & Spalding LLP, 191 Peachtree Street, Atlanta, Georgia 30303, at 10:00 A.M., New York City time, on March 4, 2005 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between the Underwriters and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the office of King & Spalding LLP mentioned above at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor earlier than two nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between the Underwriters and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as the Underwriters shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to the



                                      -3-
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Underwriters in New York City for inspection and packaging not later than 9:30
A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to the Underwriters on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing, when such post-effective amendment has become effective.

                  (b) The Company will advise the Underwriters promptly and, if requested by the Underwriters, will confirm such advice in writing: of any request by the Commission for amendment of or a supplement to the Registration Statement or the Prospectus or for additional information; of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and within the period of time referred to in paragraph (e) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time within the time period referred to in paragraph (e) the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                  (c) The Company will furnish to the Underwriters, without charge and upon the Underwriters' request, (i) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as the Underwriters may reasonably request, (ii) such number of copies of the Incorporated Documents, without exhibits, as the Underwriters may reasonably request, and (iii) one copy of the exhibits to the Incorporated Documents.





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                  (d) The Company will not file any amendment to the
         Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (e) below, file any document which upon filing, becomes an Incorporated Document, of which the Underwriters shall not previously have been advised or to which, after the Underwriters shall have received a copy of the document proposed to be filed, the Underwriters shall reasonably object.

                  (e) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as the Underwriters may reasonably request. Subject to the provisions of subsection (f) below, the Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in the United States in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or any dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish to the Underwriters and dealers a reasonable number of copies thereof. In the event that the Company and the Underwriters agree that the Prospectus should be amended or supplemented, the Company, if requested by the Underwriters, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                  (f) The Company will cooperate with the Underwriters and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws or real estate syndication laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to



                                      -5-
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         take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                  (g) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, which shall satisfy the provisions of Section 11(a) of the Act.

                  (h) The Company will furnish to its shareholders, as soon as practicable after the end of each respective fiscal year, an annual report (including financial statements audited by independent public accountants).

                  (i) If this Agreement shall terminate or shall be terminated after execution by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, the Company agrees to reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and expenses of counsel) incurred by the Underwriters in connection with this Agreement.

                  (j) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth under the caption "Use of Proceeds" in the Prospectus.

                  (k) The Company will timely file the Prospectus pursuant to Rule 424(b) under the Act and will advise the Underwriters or the Underwriters' counsel of the time and manner of such filing.

                  (l) Except as stated in this Agreement and in the Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                  (m) The Company will use its best efforts to list the Shares on the NYSE.

                  (n) Subject to the determination by the Board of Directors of the Company to the contrary, the Company will use its best efforts to meet the requirements to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") and to cause the Partnership to be treated as a partnership for federal income tax purposes.

                  (o) Except as provided in this Agreement, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or grant any options or warrants to purchase Common Stock for a period of 30 days after the date of the Prospectus Supplement, without the prior written consent of A.G. Edwards & Sons, Inc., except (i) for



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         the issuance of Common Stock pursuant to the redemption of units of limited partnership interest in the Partnership ("Partnership Units") in accordance with the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended and (ii) for options or Common Stock issued pursuant to stock option or stock purchase plans as described in the Prospectus or the Incorporated Documents.

         6. Representations and Warranties of the Company, the Trust and the Partnership. The Company, the Trust and the Partnership, jointly and severally, represent and warrant to each Underwriter that:

                  (a) No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.

                  (b) Pursuant to Rule 401(c) and Rule 401(g) of the Act, the Company is eligible to issue the Shares pursuant to the Registration Statement. When the Registration Statement was declared effective, and on the Closing Date (or the Option Closing Date, as the case may be) it
         (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date (or the Option Closing Date, as the case may be), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph
         (b) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter expressly for use therein.

                  (c) The Incorporated Documents when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it



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         is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                  (d) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Tennessee with all requisite corporate power and authority to own and lease its properties and to conduct its business as now conducted. The Company has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. Except as set forth on Schedule A-2, the Company does not own or control, directly or indirectly, any corporation, limited partnership, limited liability company, association or other entity.

                  (e) The Trust has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland with all requisite power and authority to own and lease its properties and to conduct its business as now conducted. The Trust has been duly qualified to do business and is in good standing in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Trust is wholly owned by the Company.

                  (f) The Partnership has been duly formed and is validly existing as a limited partnership in good standing under the Tennessee Revised Uniform Limited Partnership Act (the "Tennessee Act") with all requisite partnership power and authority to own and lease its properties and to conduct its business as now conducted. The Partnership has been duly qualified or registered to do business and is in good standing as a foreign partnership in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Trust is the sole general partner of the Partnership and holds approximately 97.3% of the outstanding Partnership Units. At the Closing Date, following the contribution of the net proceeds of the Offering to the Partnership and the issuance by the Partnership of 2,700,000 Partnership Units to the Trust (assuming no exercise of the option to purchase the Additional Shares), the Trust will be the sole general partner of the Partnership and will be the holder of approximately 97.4% of the Partnership Units and the holder of all of the outstanding 8.75% Series B Preferred Units (the "Series B Preferred Units").

                  (g) Each subsidiary of the Company other than the Partnership and the Trust has been duly incorporated or organized, as appropriate, and is validly existing as a corporation, limited partnership or limited liability company, as appropriate, in good standing under the

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         laws of the jurisdiction of its incorporation or organization with all requisite corporate, limited partnership or limited liability company power and authority to own and lease its properties and to conduct its business as now conducted. Each such subsidiary has been duly qualified to do business and is in good standing as a foreign corporation in each other jurisdiction in which the ownership or leasing of its properties or the nature or conduct of its business as now conducted requires such qualification, except where the failure to do so would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. The Company's ownership percentage of each subsidiary of the Company is set forth on Schedule A-2.

                  (h) The Company has full corporate right, power and authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in
         Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (i) The Trust has full legal right, power and authority to enter into this Agreement and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (j) The Partnership has full partnership right, power and authority to enter into this Agreement to issue, sell and deliver the Partnership Units to the Trust upon contribution of the net proceeds of the offering and to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered on behalf of the Partnership by the Trust, as the sole general partner of the Partnership, and constitutes a valid and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights, or by general equity principles and except to the extent the indemnification and contribution provisions set forth in Section 7 of this Agreement may be limited by federal or state securities laws or the public policy underlying such laws.

                  (k) Each of the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as amended by Amendment No. 1 dated June 25, 1998 and Amendment No. 2 to the Partnership Agreement dated August 11, 2003 ("Amendment No. 2") (the "Partnership Agreement"), the Consolidated Lease Agreements by and between certain subsidiaries of Equity Inns TRS Holdings, Inc. (each, a "Lessee") and the Partnership pursuant to which the Lessees lease the Hotels from the Partnership (the "Percentage Leases") and the management agreements with respect to each of the Hotels (the "Management Agreements") have been duly authorized, executed and delivered by the parties thereto and constitute valid and binding agreements, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights or by general equity principles.

                  (l) Each material consent, approval, authorization, order, license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement, and the consummation by the Company, the Trust and the Partnership of the transactions contemplated hereby has been made or obtained and is in full force and effect except such as may be required under the Blue Sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by the several Underwriters.

                  (m) Neither the issuance, sale and delivery by the Company of the Shares, nor the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby by the Company, the Trust or the Partnership, as applicable, will conflict with or result in a breach or violation of any of the terms and provisions of, or (with or without the giving of notice or the passage of time or both) constitute a default under the charter, by-laws, Declaration of Trust, certificate of limited partnership, partnership agreement, limited liability company certificate of formation or operating agreement, as the case may be, of the Company or any of its subsidiaries; any material indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which they, any of them, any of their respective properties or other assets or any Hotel is subject; or, to the Company's knowledge, any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to any of the foregoing or any of their respective properties; or result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of any of the foregoing.

                  (n) The issuance of the Shares to be issued and sold to the Underwriters hereunder has been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be duly and validly issued, fully paid and nonassessable. No statutory or other preemptive rights of shareholders exist with respect to any of the Shares. No person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. No person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificates evidencing the Shares complies with all applicable requirements of Tennessee law.

                  (o) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. None of the issued shares of capital stock of the Company has been issued or is owned or held in violation of any statutory or other preemptive rights of shareholders. Except as disclosed in the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

                  (p) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times duly registered under the Act or exempt from the registration requirements of the Act by reason of Sections 3(b), 4(2) or 4(6) thereof and were duly registered or were issued pursuant to an available exemption from the registration requirements under the applicable state securities or Blue Sky laws.

                  (q) All of the issued shares of beneficial interest of the Trust have been duly authorized and validly issued, are fully paid and nonassessable and are held by the Company. None of the issued shares of beneficial interest of the Trust has been issued or is owned or held in violation of any preemptive right. There is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any shares of beneficial interest of the Trust or any security convertible into or exchangeable for shares of beneficial interest of the Trust. All of the outstanding shares of beneficial interest of the Trust have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws).

                  (r) All of the issued Partnership Units of the Partnership have been duly and validly authorized and issued and are fully paid and nonassessable. None of the issued Partnership Units has been issued or is owned or held in violation of any preemptive right. All of the outstanding Partnership Units have been issued, offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws). The issuance of the Partnership Units to be issued to the Trust at the Closing Date has been duly and validly authorized by the Partnership. When issued and delivered against payment therefore as provided in the Partnership Agreement, such Partnership Units will be duly and validly issued and fully paid.

                  (s) The financial statements of the Company incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows for the Company for the periods specified, all in conformity with generally accepted accounting principles applied on a consistent basis. The financial statement schedules included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements incorporated by reference in the Registration Statement and the Prospectus. No other financial statements or schedules are required by Form S-3 or otherwise to be included in the Registration Statement or the Prospectus.

                  (t) PricewaterhouseCoopers LLP, who have examined and are reporting upon the audited financial statements and schedules of the Company incorporated by reference in the Registration Statement, are, and were during the periods covered by their report incorporated by reference in the Registration Statement and the Prospectus, independent public accountants within the meaning of the Act, the Exchange Act and the respective rules and regulations of the Commission thereunder.

                  (u) None of the Company or any of its subsidiaries has sustained, since December 31, 2003, any material loss or interference with its business from fire, explosion, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or arbitrators' or court or governmental action, order or decree; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise stated in the Registration Statement and Prospectus, there has not been (i) any material change in the capital stock, shares of beneficial interests or partnership interests, as applicable, long-term debt, obligations under capital leases or short-term borrowings of the Company or any of its subsidiaries, (ii) any material adverse change, or any development which could reasonably be seen as involving a prospective material adverse change, in or affecting the business, prospects, properties, assets, results of operations or condition (financial or other) of the Company and its subsidiaries, taken as a whole, (iii) any liability or obligation, direct or contingent, incurred or undertaken by the Company or any of its subsidiaries which is material to the business or condition (financial or other) of the Company and its subsidiaries, taken as a whole, except for liabilities or obligations incurred in the ordinary course of business, (iv) any declaration or payment of any dividend or distribution of any kind on or with respect to the capital stock, shares of beneficial interest or partnership interests, as applicable, of the Company or any of its subsidiaries except as set forth in the Registration Statement, or (v) any transaction that is material to the Company and its subsidiaries, taken as a whole, except transactions in the ordinary course of business or as otherwise disclosed in the Registration Statement or the Prospectus.

                  (v) The Partnership or its subsidiaries has good and marketable title in fee simple to all real property and the improvements located thereon owned by it, including the Hotels, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects except such as (i) are described in the Prospectus, (ii) which do not materially and adversely interfere with the Company's use of the Hotels, (iii) were entered into in connection with the financings described in the Company's financial statements incorporated by reference in the

         Registration Statement and Prospectus (the "Financings"), or (iv) are reflected in the title insurance policies relating to such properties. The leases under which the Partnership leases real property as lessee (the "Leases") are valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made, and proposed to be made, of such property, by the Partnership. The Leases conform in all material respects to the description thereof, if any, set forth in the Registration Statement; and no notice has been given or material claim asserted by anyone adverse to the rights of the Partnership under any of the Leases or affecting the right to the continued possession of the leased property. Except with respect to liens relating to the Financings, the Company and its subsidiaries have good title to all personal property owned by them, free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Prospectus or do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Except as disclosed in the Registration Statement, no person has an option or right of first refusal to purchase all or part of any Hotel or any interest therein. Each of the Hotels complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Hotels) and except for such failures to comply that would not individually or in the aggregate have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and its subsidiaries, taken as a whole. Neither the Company, the Trust nor the Partnership has knowledge of any pending or threatened condemnation proceedings, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to the Hotels, except such proceedings or actions that would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, assets, business affairs or business prospects of the Company and its subsidiaries, taken as a whole.

                  (w) Neither the Company nor any of its subsidiaries is in violation of its respective charter, bylaws, declaration of trust, certificate of limited partnership or partnership agreement, as the case may be, and with respect to the Company and each of its subsidiaries and, to the Company's knowledge, with respect to each other party thereto, no default exists, and no event has occurred, nor state of facts exists, which, with notice or after the lapse of time to cure or both, would constitute a default in the due performance and observance of any obligation, agreement, term, covenant, consideration or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which any such entity or any of its properties is subject, except as may be properly described in the Prospectus or such as in the aggregate do not now have or will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries is in violation of, or in default with respect to, any statute, rule, regulation, order, judgment or decree, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole.

                  (x) There is not pending or, to the knowledge of the Company, the Trust, or the Partnership, threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, before or brought by any court or governmental agency or body or board of arbitrators, which would have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or which could adversely affect the consummation of the transactions contemplated by this Agreement.

                  (y) The descriptions in the Registration Statement and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no contracts, leases, or other documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required. To the best knowledge of the Company, the Trust and the Partnership, there are no statutes or regulations applicable to the Company or any of its subsidiaries or certificates, permits or other authorizations from governmental regulatory officials or bodies required to be obtained or maintained by the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement or the Prospectus which have not been so disclosed and properly described therein. All agreements, if any, between the Company or any of its subsidiaries and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company or such subsidiary, respectively, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and by general equitable principles.

                  (z) The Company and its subsidiaries own, possess or have obtained all material permits, licenses, franchises (including, with respect to the Partnership, the franchises relating to the Hotels), certificates, consents, orders, approvals and other authorizations of governmental or regulatory authorities or other entities as are necessary to own or lease, as the case may be, its respective properties and to carry on its business as presently conducted, or as contemplated in the Prospectus to be conducted, except where the failure to so obtain governmental licenses, franchises, certificates, consents, orders, approvals or other authorizations would not have a material adverse effect on the business, prospects, properties, assets, results of operations or conditions (financial or otherwise) of the Company and its subsidiaries, taken as a whole, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, franchises, certificates, consents, orders, approvals or authorizations.

                  (aa) Each of the Company and its subsidiaries owns or possesses adequate license or other rights to use all trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company and its subsidiaries to conduct their business now, and as proposed to be conducted or operated as described in the Prospectus, and neither the Company nor any of its subsidiaries has received notice of infringement or of conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles which could have a material adverse effect on the business, prospects, properties, assets, results of operation or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

                  (bb) To the best of the Company's, the Trust's and the Partnership's knowledge, the Company's and its subsidiaries' system of internal accounting controls taken as a whole is sufficient to meet the broad objectives of internal accounting control insofar as those objectives pertain to the prevention or detection of errors or irregularities in amounts that would be material in relation to the Company's financial statements; and, to the best of the Company's, the Trust's, and the Partnership's knowledge, none of the Company or any of its subsidiary or any employee or agent thereof, has made any payment of funds of the Company or any of its subsidiary, as the case may be, or received or retained any funds and no funds of the Company or any of its subsidiaries, as the case may be, have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

                  (cc) Each of the Company, the Trust (to the extent not consolidated with the Company) and the Partnership (to the extent not consolidated with the Company) has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof and has paid all taxes shown as due thereon, except where the Company or such subsidiary is contesting such taxes in good faith and has made adequate reserves therefor; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which if determined adversely to any such entity, could have a material adverse effect on the business, prospects, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole. All tax liabilities are adequately provided for on the respective books of such entities.

                  (dd) Each of the Company, the Trust, the Partnership, and their officers, directors or affiliates has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in or constitute the stabilization or manipulation of any security of the Company or to facilitate the sale or resale of the Shares.

                  (ee) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and an application for listing the Shares on the NYSE has been filed.

                  (ff) The Company has not incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby or as described in the Registration Statement.

                  (gg) Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries has authorized or conducted or has knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company or any of its subsidiaries, including the Hotels (the "Real Property") except as in material compliance with applicable laws; except as otherwise disclosed in the Prospectus, to the knowledge of the Company, the Trust and the Partnership, the Real Property and the Company's and its subsidiaries' operations with respect to the Real Property are in compliance in all material respects with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company and its subsidiaries have, and are in compliance with, all material licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws. Except as otherwise disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any written or oral notice from any governmental entity or any other person and there is no pending or threatened claim, litigation or any administrative agency proceeding that: (i) alleges a violation of any Environmental Laws by the Company or any of its subsidiaries; (ii) alleges that the Company or any of its subsidiaries is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; (iii) has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or (iv) alleges that the Company or any of its subsidiaries is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards.

                  (hh) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust under the Code for each of its taxable years ended December 31, 1994 through December 31, 2004, and the Company's method of operation enables it to meet the requirements for taxation as a real estate investment trust under the Code. The Partnership is treated as a partnership for federal income purposes and not as a corporation or an association taxable as a corporation.

                  (ii) None of the Company, the Trust or the Partnership is, or will become as a result of the transactions contemplated hereby, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

                  (jj) The Partnership is not currently prohibited, directly or indirectly, from making distributions to the Trust, from repaying to the Trust any loans or advances to the Partnership or from transferring any of the Partnership's property or assets to the Trust, except as disclosed in the Prospectus and under the agreements relating to the Financings and except as pursuant to applicable law regarding insolvency.

                  (kk) The Trust is not currently prohibited, directly or indirectly, from making distributions to the Company, from repaying to the Company any loans or advances to the Trust or from transferring any of the Trust's property or assets to the Company, except as disclosed in the Prospectus and under agreements relating to the Financings and except as pursuant to applicable law regarding insolvency.

                  Any certificate signed by any officer of the Company on behalf of the Company, or by an officer of the Trust on behalf of the Trust or the Partnership and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         7. Indemnification and Contribution. (a) The Company, the Trust and the Partnership, jointly and severally, agree to indemnify and hold harmless each of the Underwriters and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
         Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to an Underwriter furnished in writing to the Company by or on behalf of any Underwriter expressly for use in connection therewith. The foregoing indemnity agreement shall be in addition to any liability which the Company, the Trust or the Partnership may otherwise have.

              (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, the Trust or the Partnership, such Underwriter or such controlling person shall promptly notify the Company, the Trust or the Partnership, but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) above. The Company, the Trust or the Partnership shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless the Company, the Trust or the Partnership have agreed in writing to pay such fees and expenses, the Company, the Trust or the Partnership have failed to assume the defense and employ counsel, or the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company, the Trust or the Partnership and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company, the Trust or the Partnership by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company, the Trust or the Partnership shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company, the Trust or the Partnership shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for all such Underwriters and all controlling persons not having actual or potential differing interests with the Underwriters or among themselves, which firm shall be designated in writing by A.G. Edwards & Sons, Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company, the Trust or the Partnership shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company, the Trust or the Partnership agree to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Trust, the Partnership, their respective directors and officers who sign the Registration Statement, and any person who controls the Company, the Trust or the

         Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company, the Trust and the Partnership to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company, the Trust, the Partnership or any of their respective directors, any such officer, or any such controlling person based on the Registration Statement or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company, the Trust and the Partnership by paragraph (b) above (except that if the Company, the Trust and the Partnership shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company, the Trust, the Partnership or their respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the Company, the Trust and the Partnership on the one hand and the Underwriters on the other hand from the offering of the Shares, or if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Trust and the Partnership on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Trust and the Partnership on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the price to public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Trust and the Partnership on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Trust or the Partnership on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (e) The Company, the Trust, the Partnership and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule A-1 hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                  (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company, the Trust, the Partnership and any Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Trust, the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, acceptance of any Shares and payment therefor hereunder, and any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, the Trust or the Partnership, their respective directors or officers, or any person controlling the Company or the Trust or the Partnership, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                  (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by the Underwriters, and all filings, if any, required by Rule 424 under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the Underwriters' satisfaction.

                  (b) Subsequent to the effective date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company and its subsidiaries taken as a whole not contemplated by the Prospectus, which in the Underwriters' reasonable opinion would materially, adversely affect the market for the Shares, or any event or development relating to or involving the Company or any of its subsidiaries or any officer or director of the Company which makes any material statement made in the Prospectus untrue or which, in the reasonable opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in the Underwriters' reasonable opinion materially adversely affect the market for the Shares.

                  (c) The Underwriters shall have received on the Closing Date, an opinion of Hunton & Williams LLP, counsel for the Company, the Trust and the Partnership, dated the Closing Date and addressed to the Underwriters to the effect that:

                           (i) The Company has been duly incorporated and is
                  validly existing and in good standing under the laws of the State of Tennessee with the corporate power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

                           (ii) The Trust has been duly formed and is validly
                  existing and in good standing under the laws of the State of Maryland with the trust power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

                           (iii) The Partnership is a limited partnership duly
                  formed and validly existing under the Tennessee Act with the partnership power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

                           (iv) Each subsidiary of the Company set forth on
                  Schedule A-3 has been duly formed and is validly existing under the laws of the jurisdiction of its organization with the limited partnership power and authority to own and lease its properties and to conduct its business as described in the Prospectus.

                           (v) Each subsidiary of the Company set forth on
                  Schedule A-3 has been qualified to transact business as a foreign limited partnership in each jurisdiction other than its jurisdiction of organization set forth on Schedule A-3 (such counsel being entitled to rely in respect of the opinion in this clause with respect to certificates or verbal advice of public officials in such jurisdictions).

                           (vi) The Company has the corporate power and
                  authority to enter into this Agreement, to issue, sell and deliver the Shares as provided herein and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Company has been duly authorized by all necessary corporate action, and this Agreement has been executed and delivered by the Company.

                           (vii) The Trust has the trust power and authority to
                  enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by the Trust has been duly authorized by all necessary trust action.

                           (viii) The Partnership has the limited partnership
                  power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Partnership has been duly authorized by all necessary limited partnership action on behalf of the Partnership.

                           (ix) The execution and delivery of the Partnership
                  Agreement has been duly authorized by all necessary corporate or trust action on behalf of the Company and the Trust, respectively, and, assuming the execution and delivery by the limited partners of the Partnership Agreement, the Partnership Agreement constitutes a valid and binding agreement, enforceable in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by principles of equity, whether considered at law or in equity.

                           (x) Each consent, approval, authorization, order,
                  license, certificate, permit, registration, designation or filing by or with any governmental agency or body necessary for the valid authorization, issuance, sale and delivery of the Shares, the execution, delivery and performance of this Agreement and the consummation by the Company, the Trust and the Partnership of the transactions contemplated by this Agreement, has been made or obtained and is in full force and effect, except such as may be necessary under state securities or real estate syndication laws or required by the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution of the Shares by the Underwriters, as to which such counsel need express no opinion.

                           (xi) Neither the issuance, sale and delivery by the
                  Company of the Shares, nor the execution, delivery and performance of this Agreement will (a) violate the charter, bylaws, declaration of trust, trust bylaws, certificate of limited partnership or partnership agreement, as the case may be, of the Company, the Trust or the Partnership; (b) constitute a default under any contract or agreement filed or incorporated by reference as an exhibit to the Registration Statement; or (c) to such counsel's knowledge, violate any applicable statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company.

                           (xii) The issuance of the Shares to the Underwriters
                  has been validly authorized by the Company. When issued and delivered against payment therefor as provided in this Agreement, the Shares will be validly issued, fully paid and nonassessable. No statutory or, to such counsel's knowledge, other preemptive rights of shareholders exist with respect to any of the Shares. To such counsel's knowledge, no person or entity holds a right to require or participate in the registration under the Act of the Shares pursuant to the Registration Statement. To such counsel's knowledge, no person or entity has a right of participation or first refusal with respect to the sale of the Shares by the Company. The form of certificate evidencing the Shares complies with all applicable requirements of Tennessee law.

                           (xiii) The Company has authorized capital stock as
                  set forth in the Prospectus under the caption "Capitalization" and the Shares conform to the description thereof set forth in the Prospectus under the caption "Description of Capital Stock
                  - Common Stock."

                           (xiv) All of the issued shares of beneficial interest
                  of the Trust have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company.

                           (xv) The issuance of Partnership Units to the Trust
                  at the Closing Date has been duly and validly authorized by the Partnership. When issued and delivered against payment therefor as provided in the Partnership Agreement, such Partnership Units will be duly and validly issued and fully paid.

                           (xvi) To such counsel's knowledge and except as
                  described in the Prospectus, there is not pending or threatened, any action, suit, proceeding, inquiry or investigation against the Company or any of its subsidiaries or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, which, if determined adversely to any such entity, would in the aggregate have a material adverse effect on the financial position, results of operations or business of the Company and its subsidiaries, taken as a whole.

                           (xvii) The descriptions in the Registration Statement
                  and the Prospectus of the contracts, leases and other legal documents therein described present fairly the information required to be set forth therein (other than the financial statements and related schedules and other financial and statistical data included or incorporated by reference therein, as to which such counsel need express no belief).

                           (xviii) The Company was qualified to be taxed as a
                  real estate investment trust ("REIT") pursuant to Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1994 through 2004, and the Company's organization and current and proposed method of operation will enable the Company to continue to qualify as a REIT for its taxable year ending December 31, 2005 and in the future. The Partnership is and has been properly treated as a partnership for federal income tax purposes and not as a corporation or as an association or publicly traded partnership taxable as a corporation, throughout the period of its formation through the Closing Date.

                           (xix) Such counsel has been advised by the staff of
                  the Commission that the initial registration statement on Form S-3 was declared effective by the Commission on September 1, 2004 and Post-Effective Amendment thereto was declared effective by the Commission on October 15, 2004, in each case without Commission objection. Pursuant to Rule 401(c) and Rule 401(g) of the Act, the Company is eligible to issue the Shares pursuant to the Registration Statement. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or is pending or is contemplated under the Act. The Registration Statement as of its effective date and the Prospectus as of its date and as of the Closing Date (other than the financial statements and other financial and operating data and schedules contained or required to be contained therein, as to which counsel need express no belief) appeared on their faces to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder.

                           (xx) Nothing has come to such counsel's attention
                  that leads them to believe that the Registration Statement, as of its effective date (other than the financial statements and related schedules and other financial and statistical data included or required to be included therein, as to which such counsel need express no belief), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date (other than the financial statements and related schedules and other financial and statistical data included or required to be included therein, as to which such counsel need express no belief), contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                           (xxi) The Incorporated Documents (other than the
                  financial statements and related schedules and other financial and statistical information contained or required to be contained therein, as to which such counsel need express no belief) when they were filed with the Commission appeared on their faces to be appropriately responsive in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                           (xxii) Neither the Company, the Trust nor the
                  Partnership is, or solely as a result of the consummation of the transactions contemplated by this Agreement will become, subject to registration as an "investment company" under the Investment Company Act of 1940, as amended.

                           (xxiii) The descriptions of the law and the legal
                  conclusions contained in the Prospectus under the caption "Federal Income Tax Consequences of Our Status as a REIT" are correct in all material respects, and the discussions thereunder fairly summarize the federal income tax considerations that are likely to be material to a holder of the Common Stock.

                           (xxiv) Such counsel has been advised that the Shares
                  have been approved for listing on the NYSE, subject to official notice of issuance.

                  (d) The Underwriters shall have received on the Closing Date an opinion of King & Spalding LLP, counsel for the Underwriters, dated the Closing Date and addressed to the Underwriters with respect to the matters referred to in clauses (vi), (xii) and (xx) of the foregoing paragraph (c) and such other related matters as the Underwriters may request.

                  (e) The Underwriters shall have received letters addressed to the Underwriters and dated the date hereof and the Closing Date from PricewaterhouseCoopers LLP, independent certified public accountants, substantially in the forms heretofore approved by the Underwriters.

                  (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any material change in the capital stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; (iv) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company, the Trust, and the Partnership contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Underwriters shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company and similar officers of the Trust as general partner of the Partnership (or such other officers as are acceptable to the Underwriters), to the effect set forth in this Section 8(f) and in
         Section 8(g) hereof.

                  (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                  (h) The Shares shall have been listed or approved for listing upon notice of issuance on the NYSE.

                  (i) The Company shall have furnished or caused to be furnished to the Underwriters such further certificates and documents as the Underwriters shall have reasonably requested.

                  (j) The Underwriters shall have received signed "lock-up" letters, in form and substance satisfactory to the Underwriters, from the executive officers of the Company named in the Prospectus on the terms described in the Prospectus.

                  All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and the Underwriters' counsel in the Underwriters' reasonable discretion.

                  Any certificate or document signed by any officer of the Company, the Trust or the general partner of the Partnership and delivered to the Underwriters or to counsel for the

Underwriters, shall be deemed a representation and warranty by the Company, the Trust or the Partnership, as applicable, to each Underwriter as to the statements made therein.

                  The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs
(c) and (d) shall be revised to reflect the sale of Additional Shares.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus, and each amendment or supplement to any of them; the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; the listing of the Shares on the NYSE; the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD; the transportation and other expenses incurred by or on behalf of the Company's representatives in connection with presentations to prospective purchasers of the Shares; the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: upon the execution and delivery hereof by the parties hereto; or if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying the Underwriters, or by the Underwriters by notifying the Company.

                  If any one of more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule A-1 hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters in Schedule A-1, to purchase the shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the Underwriters and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by the Underwriters and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in Schedule A-1 hereto who, with the Underwriters' approval and the approval of the Company, purchases shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

                  Any notice under this Section 10 may be given by e-mail, facsimile or telephone but shall be subsequently confirmed within 24 hours by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in the Underwriters' absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, trading in the Company's Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such Exchange, a banking moratorium shall have been declared either by Federal or New York State authorities or there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on the financial markets is such as to make it, in the Underwriters' reasonable judgment, impracticable or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any supplement thereto). Notice of such termination may be given to the Company by e-mail, facsimile or telephone and shall be subsequently confirmed within 24 hours by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the third, twelfth, thirteenth and fourteenth paragraphs under the caption "Underwriting" in the Prospectus and in the last paragraph on the cover page of the Prospectus, constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered if to the Company, the Trust or the Partnership, at the office of the Company at Equity Inns, Inc., 7700 Wolf River Boulevard, Germantown, Tennessee 38138, Attention: Howard A. Silver or if to the Underwriters at A.G. Edwards & Sons, Inc., One North Jefferson Avenue, St. Louis, Missouri 63103, Attention: Director, Corporate Finance.

                  This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Trust and the Partnership, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Partnership, the Trust and the Underwriters.


                                                Very truly yours,

                                                EQUITY INNS, INC.


                                                By: /s/ J. Mitchell Collins
                                                    ----------------------------
                                                    J. Mitchell Collins
                                                    Executive Vice President,
                                                    Chief Financial Officer,
                                                    Secretary, and Treasurer




                                                EQUITY INNS TRUST



                                                By: /s/ J. Mitchell Collins
                                                    ----------------------------
                                                    J. Mitchell Collins
                                                     Executive Vice President,
                                                     Chief Financial Officer,
                                                     Secretary, and Treasurer



                                                EQUITY INNS PARTNERSHIP, L.P.

                                                By: EQUITY INNS TRUST
                                                    General Partner



                                                By: /s/ J. Mitchell Collins
                                                    ----------------------------
                                                    J. Mitchell Collins
                                                    Executive Vice President,
                                                    Chief Financial Officer,
                                                    Secretary, and Treasurer

Confirmed as of the date first above mentioned.

A.G. Edwards & Sons, Inc.
Calyon Securities (USA) Inc.
      As Representatives of the Several
      Underwriters named on Schedule A-1 to this Agreement

      By: A.G. EDWARDS & SONS, INC.



      By: /s/ Michael D. Bluhm
          ------------------------------------------
      Name: Michael D. Bluhm
      Title: Managing Director - Investment Banking

      For themselves and as representative of the several Underwriters named in Schedule A-1 to this Agreement.

                                  SCHEDULE A-1
                                EQUITY INNS, INC.

                                                         NUMBER OF
UNDERWRITER                                             FIRM SHARES
-----------                                             -----------
A.G. Edwards & Sons, Inc.                                 2,430,000
Calyon Securities (USA) Inc.                                270,000
                                                        -----------
Total                                                     2,700,000


                                  SCHEDULE A-2
              DIRECT AND INDIRECT SUBSIDIARIES OF EQUITY INNS, INC.



                                                       JURISDICTION OF
                                                       INCORPORATION/
 NAME                                                   ORGANIZATION        OWNERSHIP PERCENTAGE
 ----                                                   ------------        --------------------
                                                                           100% owned by Equity Inns,
Equity Inns Trust (the "Trust")                           Maryland         Inc. (the "REIT")
                                                                           Approximately 97.3% owned by
                                                                           the Trust; approximately 2.7%
                                                                           owned by various limited
Equity Inns Partnership, L.P. (the "Partnership")         Tennessee        partners
Equity Inns Services, Inc. ("Services")                   Tennessee        100% owned by the REIT
Equity Inns TRS Holdings, Inc. ("TRS Holdings")           Tennessee        100% owned by the Partnership
                                                                           1% GP interest held by the
                                                                           Trust; 99% LP interest held
Equity Inns Partnership II, L.P.                          Tennessee        by the Partnership
                                                                           1% GP interest held by
                                                                           Services; 99% LP interest
Equity Inns/West Virginia Partnership, L.P.               Tennessee        held by the Partnership
EQI Financing Corporation                                 Tennessee        100% owned by the Trust
                                                                           Approximately 1% GP
                                                                           interest held by EQI
                                                                           Financing Corporation;
                                                                           approximately 99% LP
                                                                           interest held by the
EQI Financing Partnership I, L.P.                         Tennessee        Partnership
EQI Financing Corporation II                              Tennessee        100% owned by the Trust
                                                                           1% GP interest held by EQI
                                                                           Financing Corporation II; 99%
                                                                           LP interest held by the
EQI Financing Partnership II, L.P.                        Tennessee        Partnership


                                                     JURISDICTION OF
                                                     INCORPORATION/
 NAME                                                 ORGANIZATION        OWNERSHIP PERCENTAGE
 ----                                                 ------------        --------------------

                                                                         1% GP interest held by EQI
                                                                         Financing Corporation II; 99%
                                                                         LP interest held by the
EQI/WV Financing Partnership, L.P.                      Tennessee        Partnership
EQI Financing Corporation III                           Tennessee        100% owned by the Trust
                                                                         1% GP interest held by EQI
                                                                         Financing Corporation III;
                                                                         99% LP interest held by the
EQI Financing Partnership III, L.P.                     Tennessee        Partnership
EQI Financing Corporation IV                            Tennessee        100% owned by the Trust
                                                                         1% GP interest held by EQI
                                                                         Financing Corporation IV; 99%
                                                                         LP interest held by the
EQI Financing Partnership IV, L.P.                      Tennessee        Partnership
EQI Financing Corporation V                             Tennessee        100% owned by the Trust
                                                                         1% GP interest held by EQI
                                                                         Financing Corporation V; 99%
                                                                         LP interest held by the
EQI Financing Partnership V, L.P.                       Tennessee        Partnership
EQI/WV Financing Corporation                            Tennessee        100% owned by the Trust
                                                                         1% GP interest held by EQI/WV
                                                                         Financing Corporation; 99% LP
                                                                         interest held by the
EQI/WV Financing Partnership II, L.P.                   Tennessee        Partnership
E. Inns Orlando, Inc.                                   Tennessee        100% owned by Services
                                                                         1% GP interest held by E.
                                                                         Inns Orlando, Inc.; 99% LP
                                                                         interest held by the
E.I.P. Orlando, L.P.                                    Tennessee        Partnership
ENN Leasing Company, Inc.                               Tennessee        100% owned by TRS Holdings



                                                   JURISDICTION OF
                                                   INCORPORATION/
 NAME                                               ORGANIZATION        OWNERSHIP PERCENTAGE
 ----                                               ------------        --------------------

ENN Leasing Company I, L.L.C.                         Delaware         100% owned by TRS Holdings
ENN Leasing Company II, L.L.C.                        Delaware         100% owned by TRS Holdings
ENN Leasing Company III, L.L.C.                       Delaware         100% owned by TRS Holdings
ENN Leasing Company IV, L.L.C.                        Delaware         100% owned by TRS Holdings
ENN Leasing Company V, L.L.C.                         Delaware         100% owned by TRS Holdings
ENN KS, Inc.                                           Kansas          100% owned by TRS Holdings
ENN TRS, Inc.                                         Tennessee        100% owned by TRS Holdings
                                                                       99% owned by TRS Holdings; 1%
ENN TN, L.L.C.                                        Delaware         owned by ENN TRS, Inc.
                                                                       99% owned by TRS Holdings; 1%
ENN TN I, L.L.C.                                      Delaware         owned by ENN TRS, Inc.
                                                                       99% owned by TRS Holdings; 1%
ENN TN II, L.L.C.                                     Delaware         owned by ENN TRS, Inc.
                                                                       99% owned by TRS Holdings; 1%
ENN TN IV, L.L.C.                                     Delaware         owned by ENN TRS, Inc.
                                                                       99% owned by TRS Holdings; 1%
ENN TN V, L.L.C.                                      Delaware         owned by ENN TRS, Inc.
EQI FL Corporation ("EQI FL")                         Tennessee        100% owned by the Trust
                                                                       1% GP interest held by EQI
                                                                       FL; 99% LP interest held by
EQI Tallahassee, L.P.                                 Tennessee        the Partnership
                                                                       1% GP interest held by EQI
                                                                       FL; 99% LP interest held by
EQI Athens, L.P.                                      Tennessee        the Partnership


                                                           JURISDICTION OF
                                                           INCORPORATION/
 NAME                                                       ORGANIZATION        OWNERSHIP PERCENTAGE
 ----                                                       ------------        --------------------

                                                                               1% GP interest held by EQI
                                                                               FL; 99% LP interest held by
EQI Gainesville, L.P.                                         Tennessee        the Partnership

ENN Gainesville, L.L.C.                                       Delaware         100% owned by TRS Holdings

ENN Tampa, L.L.C.                                             Delaware         100% owned by TRS Holdings

ENN Tallahassee, L.L.C.                                       Delaware         100% owned by TRS Holdings

ENN Asheville, L.L.C.                                         Delaware         100% owned by TRS Holdings

ENN Savannah, L.L.C.                                          Delaware         100% owned by TRS Holdings

ENN Athens, L.L.C.                                            Delaware         100% owned by TRS Holdings

ENN Mobile, L.L.C.                                            Delaware         100% owned by TRS Holdings

ENN Macon, L.L.C.                                             Delaware         100% owned by TRS Holdings

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Gainesville, Florida, L.P.             Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Tallahassee, Florida #3, L.P.          Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Sabal Park, Florida, L.P.              Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Tallahassee, Florida, L.P.             Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Asheville, North Carolina, L.P.        Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Knoxville, Tennessee #2, L.P.          Georgia         Partnership



                                                         JURISDICTION OF
                                                          INCORPORATION/
 NAME                                                     ORGANIZATION        OWNERSHIP PERCENTAGE
 ----                                                     ------------        --------------------

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by the
McKibbon Hotel Group of Savannah, Georgia, L.P.                Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by
McKibbon Hotel Group of Chattanooga, Tennessee, L.P.           Georgia         Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by
EQI Macon, L.P.                                               Tennessee        Partnership

                                                                               1% GP interest held by EQI FL;
                                                                               99% LP interest held by
EQI Mobile, L.P.                                              Tennessee        Partnership

                                                                               99% interest held by TRS
                                                                               Holdings; 1% interest held by
ENN Knoxville, L.L.C.                                         Delaware         ENN TRS, Inc.

                                                                               99% interest held by TRS
                                                                               Holdings; 1% interest held by
ENN Chattanooga, L.L.C.                                       Delaware         ENN TRS, Inc.

                                                                               99% interest held by TRS
                                                                               Holdings; 1% interest held by
ENN Knoxville 2, L.L.C.                                       Delaware         ENN TRS, Inc.


                                  SCHEDULE A-3
                          SUBSIDIARIES -- GOOD STANDING
                           AND FOREIGN QUALIFICATIONS


Equity Inns Partnership, L.P. -- TN, FL, TX
EQI Financing Partnership I, L.P. -- TN, FL, NC, TX
EQI Financing Partnership II, L.P. -- TN
EQI Financing Partnership III, L.P. -- TN
EQI Financing Partnership IV, L.P. -- TN
EQI Financing Partnership V, L.P. -- TN